SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchantge Act of 1934


        Date of report (Date of earliest event reported): August 11, 1998

                             ISOLYSER COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Georgia
                 (State or Other Jurisdiction of Incorporation)

                               0-24866 58-1746149
          (Commission File Number) (I.R.S. Employer Identification No.)

                650 Engineering Drive, Norcross, Georgia 30092
               (Address of Principal Executive Offices (Zip Code)

                                 (770) 582-6363
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets

     On August 11, 1998, Isolyser Company, Inc. ("Isolyser"), together with certain of its wholly-owned subsidiaries (collectively, the "Company"), disposed of (1) its Arden and Charlotte, North Carolina OREX manufacturing facilities,
(2) the industrial division of White Knight Healthcare, Inc., (3) substantially all of the assets of SafeWaste Corporation, and (3) certain PVA fiber. These assets were purchased by Thantex Holdings, Inc. or certain of its affiliates. Neither Thantex Holdings, Inc. nor any of the affiliated purchaser entities were or are "affiliates" of Isolyser within the meanings of the Securities Act of 1933, as amended. In connection with such disposition of assets, Isolyser also contracted to sell its Abbeville, South Carolina OREX manufacturing facility. The purchase price payable for the assets, exclusive of the Abbeville plant, was $13.4 million, and the purchase price for the Abbeville plant is $8.0 million.

     In connection with the sale of the Arden plant and the pending sale of the Abbeville plant, the Company will receive 20% of the shares of the corporation which owns such plants.

Item 7. Financial Statements and Exhibits

     1) Financial Statements of Businesses Acquired:

     Not applicable.


     (b) Pro Forma Financial Information:

     The required pro forma financial information will be filed not more than sixty days after the date this initial report on Form 8-K must be filed.

     (c) Exhibits:

     2.1 Asset Purchase Agreement dated August 11, 1998, between White Knight Healthcare, Inc. and Thantex Holdings, Inc.

     2.2 Asset Purchase Agreement dated August 11, 1998, between SafeWaste Corporation and SafeWaste, Inc.

     2.3 Arden Plant Agreement dated August 11, 1998, between Isolyser Company, Inc., Thantex Holdings, Inc. and Thantex Specialties, Inc.

     2.4 Barmag Agreement dated August 11, 1998, between Isolyser Company, Inc. and Thantex Holdings, Inc.

     2.5 PVA Agreement dated August 11, 1998, between Isolyser Company, Inc. and Thantex Holdings, Inc.

     2.6 Abbeville Plant Agreement dated August 11, 1998, between Isolyser Company, Inc., Thantex Specialties, Inc. and Thantex Holdings, Inc.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be duly signed on its behalf by the undersigned hereunto duly authorized.


                                       ISOLYSER COMPANY, INC.

                                       /s/ Peter A. Schmitt
                                       ----------------------------------------
                                       By: Peter A. Schmitt,
                                           Chief Financial Officer
                                           and Vice President

Dated:  August 24, 1998